8-K CINCINNATI BELL INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2012

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 8 - Other Events

Item 8.01	Other Items

On December 20, 2011, Cincinnati Bell Inc. (“Cincinnati Bell” or the “Company”) and the other defendants entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiff in the purported shareholder derivative action captioned In Re Cincinnati Bell Inc. Derivative Litigation, Case No. A1105305.

On January 12, 2012, the Hamilton County, Ohio, Court of Common Pleas entered a preliminary approval order approving the Settlement Agreement.

Exhibit 99.1 contains the Notice of Pendency of Proposed Settlement of Shareholder Derivative Action and Settlement Hearing (the “Notice”) that will be mailed to the Company's shareholders. The Notice will also be posted and available for viewing on Cincinnati Bell's website (www.cincinnatibell.com) no later than January 22, 2012. Shareholders should read the Notice for more information.

Additional information concerning the terms of the settlement is contained in the Company's Form 8-K filed December 23, 2011, and the Company's December 20, 2011 press release and the Settlement Agreement, attached as Exhibits 99.1 and 99.2, respectively, to such Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	99.1	Notice of Pendency of Proposed Settlement of Shareholder Derivative Action Settlement Hearing.

Form 8-K	Cincinnati Bell Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
Date:	January 18, 2012	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Form 8-K	Cincinnati Bell Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency of Proposed Settlement of Shareholder Derivative Action and Settlement Hearing.